Exhibit 99.2

AT&T Inc.
Segment Results for the Period Ended - As Adjusted
Dollars in millions

For the six months ended June 30, 2015	Wireless	Wireline	International	Corporate and Other	Consolidated Results
Service	$29,927	$27,916	$660	$-	$58,503
Equipment	6,563	446	67	12	7,088
Total segment operating revenues	36,490	28,362	727	12	65,591
Operations and support expenses	23,232	20,463	748	544	44,987
Depreciation and amortization expenses	4,131	4,964	169	10	9,274
Total segment operating expenses	27,363	25,427	917	554	54,261
Segment operating income (loss)	9,127	2,935	(190)	(542)	11,330
Interest expense	-	-	-	1,831	1,831
Equity in net income (loss) of affiliates	(4)	(5)	-	42	33
Other income (expense) - net	-	-	-	118	118
Segment income before income taxes	$9,123	$2,930	$(190)	$(2,213)	$9,650

For the year ended December 31, 2014	Wireless	Wireline	International	Corporate and Other	Consolidated Results
Service	$61,032	$57,405	$-	$-	$118,437
Equipment	12,960	1,020	-	30	14,010
Total segment operating revenues	73,992	58,425	-	30	132,447
Operations and support expense	48,924	42,005	-	11,033	101,962
Depreciation and amortization expenses	7,941	10,323	-	9	18,273
Total segment operating expenses	56,865	52,328	-	11,042	120,235
Segment operating income (loss)	17,127	6,097	-	(11,012)	12,212
Interest expense	-	-	-	3,613	3,613
Equity in net income (loss) of affiliates	(112)	-	153	134	175
Other income (expense) - net	-	-	-	1,581	1,581
Segment income before income taxes	$17,015	$6,097	$153	$(12,910)	$10,355

For the year ended December 31, 2013	Wireless	Wireline	International	Corporate and Other	Consolidated Results
Service	$61,552	$57,700	$-	$-	$119,252
Equipment	8,347	1,114	-	39	9,500
Total segment operating revenues	69,899	58,814	-	39	128,752
Operations and support expenses	44,508	41,365	-	(6,268)	79,605
Depreciation and amortization expenses	7,468	10,907	-	20	18,395
Total segment operating expenses	51,976	52,272	-	(6,248)	98,000
Segment operating income (loss)	17,923	6,542	-	6,287	30,752
Interest expense	-	-	-	3,940	3,940
Equity in net income (loss) of affiliates	(75)	2	532	183	642
Other income (expense) - net	-	-	-	596	596
Segment income before income taxes	$17,848	$6,544	$532	$3,126	$28,050